UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

FORMCAP CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28847	1006772219
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

50 West Liberty Street, Suite 880
Reno, Nevada	89501
(Address of Principal Executive Offices )	(Zip Code)

Registrant’s telephone number, including area code: (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

FORMCAP ANNOUNCES ADVISORY BOARD MEMBER AND OPERATOR
(Norman Mackenzie Joins FRMC as Technical Advisor and Operator)

October 22, 2013 – Reno, NV – FormCap Corp. (“FormCap” or “the Company”) (OTCQB: FRMC) today announced that Mr. Norman Mackenzie has joined the Advisory Board and will oversee operations on behalf of the Company, mainly the acquisition and drilling targets.

Norman Mackenzie has 40 years of experience in the oil and gas industry and was one of the founders of C&C Energy Canada Ltd. (subsequently known as C&C Energia Ltd., which traded on the TSX under symbol CZE-T). He served as Chairman and Director of C&C Energy Canada Ltd. from its inception in 2005 to the closing of the IPO in 2010 and remained a Director of C&C Energia ltd. until July 2012. More recently he was Chairman and CEO of Terra Nova Energy, a public exploration and development company from early 2012 until January 2013. He was President and CEO of Raptor Capital Corporation, a public exploration and development company, from 1997 to 2005. In 1990 he was a founder of Scimitar Hydrocarbons Ltd., a public exploration and development company, where he served as Chairman from 1990 to 1995 and as a Director until the company merged with Rally Energy Ltd. in 2002. Norman Mackenzie received a B.A. in Economics and Law from The University of Cape Town in South Africa in 1969.

Graham Douglas, CEO of FormCap stated: “FormCap welcomes Mr. Mackenzie and is excited to have an advisor with experience and the unique skills he has demonstrated over the past years in the oil and gas industry particularly in the area of initial exploration and development start-ups.

FormCap is developing Prospects in Cowley County, Kansas where significant quantities of oil and gas have been discovered and produced in recent years. The prospects for oil production are excellent with multi-zone potential for both vertical and horizontal development. In addition to the Mississippian, zones producing in this area include the Layton, Lansing-Kansas City, Bartlesville, Stalnaker and the Arbuckle. Reservoir properties are excellent with good porosity and permeability in thicker accumulations of hydrocarbons. Total depths of approximately 4,000 feet provide drilling time of approximately seven (7) days with completed wells costing about $500,000 per vertical well.

FormCap is actively engaged in identifying, financing and development oil and gas energy resource properties in North America, including the development of the Cowley County, Kansas, Mississippi Prospect in Kansas. FormCap continues to review additional resource properties that combine positive elements of short-term exploration and development costs with high potential for long-term success and financial return.

Additional information regarding Mr. Norman Mackenzie can be found at the Company website: www.formcapcorp.com

On behalf of the Board of Directors, FormCap Corp. (OTCQB: FRMC)

Signed: ‘Graham Douglas’

Graham Douglas, CEO
FormCap Corp.
50 West Liberty Street, Suite 880
Reno, NV 89501
T: +1(775) 285-5775
F: +1(775) 285-5776
info@formcapcorp.com

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2013	FORMCAP CORP

By: /s/ Graham Douglas
Graham Douglas
Chief Executive Officer